Exhibit 99.2

AGREEMENT TO RESCIND AND TERMINATE

This Agreement to Rescind and Terminate (“Agreement”) is entered into on this ___ day of _________, 2019 by and between CASI Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and the party identified on the signature page hereto (“Party A”):

WHEREAS, the Company and Party A entered into a Securities Purchase Agreement dated September 11, 2018 (the “Purchase Agreement”) pursuant to which Party A agreed to purchase a specified number of units, consisting of shares of common stock, par value $.01 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock; and

WHEREAS, the transaction has not been completed as at the date hereof, and the parties hereto have determined, in light of changed circumstances, to rescind and terminate the Purchase Agreement rather than pursue any rights or remedies thereunder;

NOW THEREFORE in consideration of the premises and mutual covenants set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	Rescission of Purchase Agreement. Except to the extent performance has taken place thereunder, the Company and Party A hereby agree to terminate and rescind the Purchase Agreement, which shall be void with no force or effect. Each of the Company and Party A, and their respective officers, directors, servants, agents, successors and assigns hereby remise, release and forever discharge each from the other from any and all manner of causes of action, suits, debts, duties, accounts, bonds, covenants, warranties, contracts, claims and demands of every nature or kind arising out of or in any way contained in or related to the Purchase Agreement.

2.	Authority and Enforceability. Each party represents and warrants to the other that: (a) such party has all power and authority to enter into this Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such party; and (c) this Agreement has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement by the other party, constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.	Binding Effect. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

4.	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

5.	Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within the State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

6.	Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof. All negotiations among the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties hereto other than those incorporated herein and to be delivered hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to Rescind and Terminate to be duly executed by their respective authorized signatories as of the date first indicated above.

CASI PHARMACEUTICALS, INC.	Address for Notice:

Fax: 240-864-2782

E-mail: cynthiaw@casipharmaceuticals.com
By:
Name: Cynthia W. Hu
Title: COO and General Counsel

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOR PARTY A FOLLOWS]

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[PARTY A SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to Rescind and Terminate to be duly executed by an authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

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